Exhibit 99.1

INOVIO Announces Pricing of Approximately $36 Million Underwritten Offering of Common Stock and Pre-Funded Warrants

PLYMOUTH MEETING, Pa., April 15, 2024 /PRNewswire/ — INOVIO Pharmaceuticals, Inc. (Nasdaq: INO), a biotechnology company focused on developing and commercializing DNA medicines to help treat and protect people from HPV-related diseases, cancer, and infectious diseases, today announced the pricing of an underwritten offering of 2,536,258 shares of its common stock at an offering price of $7.693 per share and pre-funded warrants to purchase 2,135,477 shares of its common stock at an offering price of $7.692 per pre-funded warrant, in each case before underwriting discounts and commissions. Gross proceeds to INOVIO from the offering are expected to be approximately $36 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by INOVIO. The offering is expected to close on or about April 18, 2024, subject to customary closing conditions. All of the securities are being sold by INOVIO.

The offering was led by Deep Track Capital.

Oppenheimer & Co. and Citizens JMP are acting as joint book-running managers for the offering.

The securities were offered by INOVIO pursuant to an effective shelf registration statement previously filed by INOVIO with the Securities and Exchange Commission (SEC). A final prospectus supplement and accompanying prospectus related to the offering will be filed with the SEC, and will be available on the SEC’s website located at http://www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained by contacting: Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com; or Citizens JMP Securities, LLC, 600 Montgomery Street, Suite 1100, San Francisco, CA 94111, by telephone at (415) 835-8985, or by email at syndicate@jmpsecurities.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About INOVIO

INOVIO is a biotechnology company focused on developing and commercializing DNA medicines to help treat and protect people from HPV-related diseases, cancer, and infectious diseases. INOVIO’s technology optimizes the design and delivery of innovative DNA medicines that teach the body to manufacture its own disease-fighting tools.

Forward-Looking Statements

This release contains or may imply “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include, but are not limited to, statements regarding anticipated gross proceeds and anticipated closing date. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the proposed public offering. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in INOVIO’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 6, 2024 and in other filings that INOVIO makes with the SEC from time to time. There can be no assurance that any of the forward-looking information provided herein will be proven accurate.

These forward-looking statements speak only as of the date hereof and INOVIO undertakes no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

Contacts

Media: Jennie Willson (267) 429-8567 jennie.willson@inovio.com

Investors: Thomas Hong (267) 440-4298 thomas.hong@inovio.com

SOURCE INOVIO Pharmaceuticals, Inc.